As filed with the Securities and Exchange Commission on June 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jones Soda Co.

(Exact name of registrant as specified in its charter)

Washington	52-2336602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1522 Western Avenue, Suite 24150

Seattle, Washington98101

(Address of principal executive offices) (Zip Code)

Jones Soda Co. 2022 Omnibus Equity Incentive Plan

(Full title of the plan)

Scott Harvey

Chief Executive Officer

1522 Western Avenue, Suite 24150

Seattle, Washington 98101

(Name and address of agent for service)

(206) 624-3357

(Telephone number, including area code, of agent for service)

With copies to:

Andrew J. Bond, Esq.

Sheppard, Mullin, Richter & Hampton LLP

1900 Avenue of the Stars, Suite 1600

Los Angeles, CA, 90067-6055

(310) 228-6155

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Jones Soda Co. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional shares of the Company’s common stock, no par value (the “Common Stock”), under the Jones Soda Co. 2022 Omnibus Equity Incentive Plan (the “2022 Plan”). The number of shares of Common Stock available for issuance under the 2022 Plan may be increased each January 1st of every calendar year starting on January 1, 2023 by an amount equal to the lesser of (a) 4.0% of the Company’s outstanding Common Stock (which shall include Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Common Stock, including, without limitation, preferred stock, warrants and employee options to purchase any Common Stock) on the final day of the immediately preceding calendar year and (b) a lesser amount determined by the Company’s board of directors, provided that the number of shares that may be granted pursuant to awards in a single year may not exceed 10% of the Company’s outstanding shares of Common Stock on a fully diluted basis as of the end of the immediately preceding fiscal year (the “Evergreen Provision”). This Registration Statement registers an aggregate of 5,621,845 additional shares of Common Stock available for issuance under the 2022 Plan as a result of increases under the Evergreen Provision.

This Registration Statement relates to securities of the same class as those to which the currently effective registration statements on Form S-8 filed with the Securities and Exchange Commission on May 20, 2022, May 9, 2024, and May 8, 2025 (File Nos. 333-265133, 333-279232, and 333-287073, respectively) (the “Existing S-8s”) relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8s are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, as amended on April 30, 2026 and May 22, 2026;

●	The Company’s Current Report on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on January 23, 2026 and April 2, 2026; and

●	The description of the Company’s Common Stock, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 31, 2026, including any amendments or reports filed for the purpose of updating such description (File No. 000-28820).

In addition, all other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of Jones Soda Co. (Previously filed as, and incorporated herein by reference to, Exhibit 3.1 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on March 30, 2001; File No. 333-75913).
3.2	Amended and Restated Bylaws of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to our quarterly report on Form 10-Q, filed on November 8, 2013; File No. 000-28820).
3.3	Articles of Amendment to Articles of Incorporation of Jones Soda Co. dated May 16, 2022. (Previously filed with, and incorporated herein by reference to, Exhibit 3.3 to our registration statement on Form S-1, filed on June 14, 2022; File No. 333-265598).
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Jones Soda Co. 2022 Omnibus Equity Incentive Plan (Previously filed with, and incorporated herein by reference to, Annex B to our Definitive Proxy Statement on Schedule 14A, filed on April 1, 2022, File No. 000-28820)
10.2	Form of Restricted Stock Unit Award Agreement under the Jones Soda Co. 2022 Omnibus Equity Incentive Plan (Previously filed with and incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on April 1, 2024, File No. 000-28820)
10.3	Form of Stock Option Award Agreement under the Jones Soda Co. 2022 Omnibus Equity Incentive Plan (Previously filed with and incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on April 1, 2024, File No. 000-28820)
23.1*	Consent of Davidson & Company LLP
23.2*	Consent of Berkowitz, Pollack Brant Advisors + CPAs
23.3*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 30th day of June, 2026.

JONES SODA CO.

By:	/s/ Scott Harvey
Scott Harvey
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Scott Harvey and Brian Meadows and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Scott Harvey	President and Chief Executive Officer	June 30, 2026
Scott Harvey	(Principal Executive Officer)

/s/ Brian Meadows	Chief Financial Officer	June 30, 2026
Brian Meadows	(Principal Financial and Accounting Officer)

/s/ Paul Norman	Director	June 30, 2026
Paul Norman

/s/ Ronald Dissinger	Director	June 30, 2026
Ronald Dissinger

/s/ Clive Sirkin	Director	June 30, 2026
Clive Sirkin

/s/ Gregg Reichman	Director	June 30, 2026
Gregg Reichman

/s/ Mark Murray	Director	June 30, 2026
Mark Murray

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